EXHIBIT 5

         [LETTERHEAD OF LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.]


                                 June 12, 1998

Telescan, Inc.
5959 Corporate Drive, Suite 2000
Houston, Texas 77036

Gentlemen:

      We have acted as counsel for Telescan, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of (i) the resale by the holders thereof of 120,000 shares of the Company's Series A Convertible Preferred Stock (the "Convertible Preferred Stock") and (ii) the resale by the holders thereof of such number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be acquired upon conversion of the Convertible Preferred Stock.

      In this connection, we have examined the corporate records of the Company, including its certificate of incorporation and bylaws, each as amended, and minutes of meetings of its directors and shareholders. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters we have relied on statements of officers of the Company.

      Based upon the foregoing, we are of the opinion that (i) the shares of Convertible Preferred Stock are validly issued, fully paid and nonassessable and
(ii) when the Convertible Preferred Stock has been duly converted in accordance with its terms, the Common Stock issued thereupon will be validly issued, fully paid and nonassessable.
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Telescan, Inc.
June 12, 1998
Page 2

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations thereunder.

                                Very truly yours,

                                /s/ LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.